Exhibit 15.3

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference into the Company’s Registration Statements on Forms F-3 (File Nos. 333-290523, File No. 333-290639, and File No. 333-291842) and Form S-8 (File No. 333-284174) our auditor’s report dated April 14, 2025, with respect to the combined consolidated financial statements of GroupBy Group of Companies as at December 31, 2024 and 2023 and for each of the years then ended, as filed with the United States Securities and Exchange Commission that appear in this Report of Foreign Private Issuer on Form 6-K.

/s/ MNP LLP

Chartered Professional Accountants Licensed Public Accountants Toronto, Canada

December 15, 2025